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                N-SAR ITEM 77H: CHANGE IN CONTROL OF REGISTRANT

Below are the persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

                            AS OF FEBRUARY 1ST 2013

                                                                              OWNERSHIP % OF
                FUND                              NAME OF PERSON                  SERIES
COLUMBIA CAPTITAL ALLOCATION MODERATE  MERRILL LYNCH, PIERCE, FENNER & SMITH
CONSERVATIVE PORTFOLIO FUND            INC FOR THE SOLE BENEFIT OF ITS
                                       CUSTOMERS                                  32.06%